Exhibit 99.1

Bruce Lisman to Join CIRCOR Board of Directors

BURLINGTON, Mass.- April 7, 2020 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of severe service flow control solutions and other highly engineered products for the Industrial and Aerospace & Defense markets, today announced that Bruce Lisman will be appointed to its Board of Directors promptly following the 2020 Annual Meeting of Stockholders. With this appointment, the Board will expand to nine directors, eight of whom are independent. GAMCO Asset Management Inc. (“GAMCO”) has withdrawn its director nominations and plans to vote all of its shares in favor of each of the CIRCOR Board’s nominees at the Company’s upcoming Annual Meeting. Mr. Lisman had been one of GAMCO’s nominees.

“We are pleased to welcome Bruce to the Board,” said David Dietz, Chairman of CIRCOR. “We look forward to working with Bruce and benefitting from his experience and perspective as we work to create value for our shareholders.”

About Bruce M. Lisman

Bruce M. Lisman is a director of four companies; two private and two public. Since 2004, he has served on the Board of the National Life Group, a mutual life insurance company; since 2013 he has served on the Board of PC Construction, an engineering and construction company.  In addition, he has served since 2015 on the Board of Myers Industries, Inc., a material handling and distribution company; and, Associated Capital Group, Inc., a financial services company.  At those boards, he has served in leadership positions that include Chairman of the Board, Compensation and Governance Committees. Before his retirement Mr. Lisman was the Chairman of JP Morgan Global Equities from 2008 to 2009. Before that he was Co-Head of the Global Equities Division at Bear Stearns, with revenues of $2.2 billion from 1987 to 2008.

He previously served on the boards of Merchants Bancshares and The Pep Boys - Manny, Moe & Jack and on the boards of The Hewitt School, Pace University, Shelburne Museum, and the Vermont Symphony Orchestra. Mr. Lisman is a graduate of the University of Vermont and also served as the Chairman of the university’s board.

ABOUT CIRCOR INTERNATIONAL, INC.

CIRCOR International, Inc. designs, manufactures and markets differentiated technology products and sub-systems for markets including Industrial and Aerospace & Defense. CIRCOR has a diversified flow and motion control product portfolio with recognized, market-leading brands that fulfill its customers’ mission critical needs. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Additional Information
CIRCOR, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Company’s Annual Meeting of Stockholders. The Company intends to file a definitive proxy statement with the SEC in connection with any such solicitation of proxies from stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.circor.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about CIRCOR’s directors and executive officers and their interests is set forth in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 31, 2020, CIRCOR’s preliminary proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 18, 2020 and as subsequently amended, and in the Company’s other SEC filings, which can be found through the Company’s website (www.circor.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting of Stockholders. Stockholders will be able to obtain any definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.circor.com.

CONTACTS
David F. Mullen
Senior Vice President Finance
CIRCOR International
(781) 270-1200